GeneDx (Nasdaq: WGS) 2Q 2025 Earnings Presentation July 29, 2025 Exhibit 99.2

Confidential & Proprietary. Do Not Distribute. 2 Forward Looking Statements This presentation contains certain forward-looking statements within the meaning of the federal securities laws, including statements regarding our future performance, future operations, plans, objectives of management, and our market opportunity, including our expected full year 2025 reported revenue, volume, adjusted gross margin and adjusted net income. These forward-looking statements generally are identified by the words “believe,” “project,” “expect,” “anticipate,” “estimate,” “intend,” “strategy,” “future,” “opportunity,” “plan,” “may,” “should,” “will,” “would,” “will be,” “will continue,” “will likely result,” and similar expressions. Forward-looking statements are predictions, projections and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to risks and uncertainties. Many factors could cause actual future events to differ materially from the forward-looking statements in this press release, including but not limited to: (i) our ability to implement business plans, goals and forecasts, and identify and realize additional opportunities, (ii) the risk of downturns and a changing regulatory landscape in the highly competitive healthcare industry, (iii) the size and growth of the market in which we operate, (iv) our ability to pursue our new strategic direction, and (v) our ability to utilize our artificial intelligence tools that we use in our clinical interpretation platform. The foregoing list of factors is not exhaustive. You should carefully consider the foregoing factors and the other risks and uncertainties described in the “Risk Factors” sections of our Annual Report on Form 10-K for the fiscal year ended December 31, 2024, filed with the U.S. Securities and Exchange Commission (the “SEC”) on February 20, 2025, and our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2025 and June 30, 2025, filed with the SEC on April 30, 2025 and July 29, 2025, respectively, and other documents filed by us from time to time with the SEC. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and we assume no obligation and do not intend to update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise. We do not give any assurance that we will achieve our expectations. We discuss these and other risks and uncertainties in greater detail in the sections entitled “Risk Factors” and "Management's Discussion and Analysis of Financial Condition and Results of Operations" in our periodic reports and other filings we make with the SEC from time to time. Given these uncertainties, you should not place undue reliance on the forward-looking statements. Moreover, we operate in a very competitive and rapidly changing environment. New risks emerge from time to time. Except as required by law, we undertake no obligation to update publicly any forward-looking statements for any reason after the date of this presentation to conform these statements to actual results or to changes in our expectations. We file reports, proxy statements, and other information with the SEC. Such reports, proxy statements, and other information concerning us are available www.sec.gov. Requests for copies of such documents should be directed to our Investor Relations department at GeneDx Holdings Corp. 333 Ludlow Street, North Tower 6th Floor, Stamford, Connecticut, 06902. Our telephone number is 888-729-1206.

Confidential & Proprietary. Do Not Distribute. 3 We envision a world where any genetic disorder is diagnosed as early as possible to prevent disease progression and ensure long and healthy lives for all.

# We prevent the unnecessary diagnostic journey

## On average**: 16 tests** and **5 years** before an accurate diagnosis



1 year
3 years
5 years
2 years
4 years

GeneDx
provides answers in
~~months~~
~~weeks~~
~~days~~
**hours**

**References: 1.** National Organization for Rare Disorders (NORD). Hope for Millions of Children Living With Rare Diseases. Retrieved from https://rarediseases.org/wp-content/uploads/2024/07/NORD-PRV-One-Pager.pdf 2. Willmen, T., Ronicke, S., Gabriel, H., & Wagner, A. D. (2023). *Rare diseases: why is a rapid referral to an expert center so important?*. BMC Health Services Research, 23(1), 904. Retrieved from https://pmc.ncbi.nlm.nih.gov/articles/PMC10463573/ 3.Marshall, D. A., & Spolador, G. (2021). The complexity of diagnosing rare disease: An organizing framework for outcomes research and health economics based on real-world evidence. Current Opinion in Structural Biology, 68, 1-9. Retrieved from https://www.sciencedirect.com/science/article/pii/S1098360021053831

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GeneDx

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# We are the leader in diagnosing rare diseases

## First-mover advantage and durable market leadership

- **Leader in exome and genome testing**
  Delivering more rare disease diagnoses than anyone else
- **Chosen 8 of 10 times by geneticists**
  The lab of choice for genetics experts
- **#1 genetic testing brand**
  Top brand amongst pediatric healthcare providers
- **Identified >500 new disease-gene relationships**
  Contributing a better understanding of rare diseases

## Data unmatched in size, breadth, and depth

- **Enriched for rare disease**
  Diagnosing even the rarest conditions for 25 years
- **60% of exomes and genomes are parent/child trios**
  Enabling *de novo* findings by sequencing asymptomatic parents
- **>7 million phenotypic datapoints**
  Bridging clinical information and genomic insights
- **10+ years of testing diverse patient populations**
  Representing the full U.S. population diversity
- **All underpinned by expert annotation and curation**
  Bringing accurate answers to more patients today

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GeneDx

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Confidential & Proprietary. Do Not Distribute. 6 With every patient, we accelerate and widen our competitive advantage >850K exomes & genomes >7M phenotypic datapoints The compounding power of our data informs more diagnoses and extends our lead. Additional patients tested Improved interpretation platform More underlying data Higher diagnostic yield and more answers for more patients

# We are increasing market adoption through breadth and depth

Increasing the total market opportunity available over time

Driving earlier diagnoses

| Market Segment | Number of Targets | Patient Opportunity | Current Market Penetration (Patients) |
|---|---|---|---|
| Newborn Screening | Up to 3,600,000[1] babies born in the US annually who could be eligible | | |
| NICU | 800 Level III and IV NICUs | >235,000[2] | 3.7% |
| Pediatricians | 60,000 (25,000)[3] | >600,000[4] | <1% |
| Pediatric Immunologists | 600 | >25,000[5] | 0% |
| Pediatric Neurologists | 2,000 (1,700)[6] | >180,000[7] | 14%[8] |
| Geneticists | 2,000 | | 80%[9] |
| Adult Specialists | Could represent ~5,100,000[10] patients annually with a variety of conditions | | |

**Complemented by biopharma business that opens new avenues for growth**

## Total Future Market Opportunity



Pediatrics & Rare ($25B)
Adult ($20B)

1. Live births in the U.S. annually. 2. Based on total number of NICU beds (~27,600), average length of stay of 15 days, 24 patients per bed per year, 70% of beds are occupied and 50% of the patients receive testing. 3. Pediatricians who diagnose patients with DD/ID (ICD-10 codes) 4. Diagnoses of DD/ID by pediatricians (ICD-10 codes). 5. Claims and clinical data for patients with IEIs. 6. Pediatric neurologists seeing target patients (ICD-10 codes) 7. Patients with target conditions seen by pediatric neurologists, developmental specialists, and geneticists (ICD-10 codes). Due to referral patterns, we report one number for this group of clinicians. 8. Internal volume data for patients with target conditions. 9. Claims data 10. Adult patients that are good candidates for exome/genome with conditions such as cardiomyopathies, neurodegenerative disorders, etc. (ICD-10 codes)

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Confidential & Proprietary. Do Not Distribute. 8 Grew revenues to $102.7 million, an increase of 49%2 year-over-year Delivered adjusted gross margin of 71%, up from 62% in the second quarter of 2024 Grew exome and genome test revenue to $85.9 million, an increase of 69% year-over-year Generated adjusted net income of $15.0 million in the second quarter of 2025 1. Adjusted gross margin and adjusted net income are non-GAAP financial measures. See appendix for a reconciliation of GAAP to non-GAAP figures presented. 2. When compared to 2024 revenue from continuing operations, excluding the exited Legacy Sema4 business. Second Quarter 2025 Results1

Confidential & Proprietary. Do Not Distribute. 9 41% • Grew Q2 2025 exome and genome volume 28% year-over-year • Grew mix share for exome and genome to 41% Strong exome and genome volume growth, picking up mix share 22% 31% 23,102 18,017 11,855 Quarterly Exome and Genome Volume Exome and Genome Volume Mix

Confidential & Proprietary. Do Not Distribute. 10 Q4 2023 Q3 2024 Q4 2024 Q2 2024 Q1 2024 Q3 2023 Q2 2023 Delivered our fourth consecutive profitable quarter • Generated second quarter 2025 adjusted net income1 of $15.0 million • Delivered fourth consecutive quarter of adjusted net income1 and second quarter of positive operational cash flow • Cash, cash equivalents, marketable securities and restricted cash was $135.5 million as of June 30, 2025 1. Adjusted net income/(loss) is a non-GAAP financial measures. See appendix for a reconciliation of GAAP to non-GAAP figures presented. Q1 2025 Quarterly Adj. Net (Loss)/Income1 (in millions) Q2 2025

Full Year 2025 Guidance 11 Metric Previous Guidance Updated Guidance Revenue $360 to $375 million $400 to $415 million Growth in exome and genome revenue 30% 48% to 52% Growth in exome and genome volume 30% 30% Adjusted gross margin 66% to 68% 68% to 71% Adjusted net income Positive each quarter and for full year Positive each quarter and for full year

Confidential & Proprietary. Do Not Distribute. 12 The future of healthcare is about proactive, personalized care. GeneDx is leading the way.

13 Confidential & Proprietary. Do Not Distribute. Appendix

# Reconciliation of non-GAAP financial measures

## Adjusted gross profit and adjusted gross margin

| *(in $ thousands)* | Three months ended June 30 | | | | | |
|---|---|---|---|---|---|---|
| | 2025 | | | 2024 | | |
| | GeneDx | Other[1] | Total | GeneDx | Other[1] | Total |
| Revenue | $ 101,784 | $ 908 | $ 102,692 | $ 68,924 | $ 1,590 | $ 70,514 |
| Adjusted cost of services | 29,964 | 244 | 30,208 | 26,523 | 145 | 26,668 |
| Adjusted gross profit | $ 71,820 | $ 664 | $ 72,484 | $ 42,401 | $ 1,445 | $ 43,846 |
| *Adjusted gross margin* | *71%* | | *71%* | *62%* | | *62%* |
| | | | | | | |
| *Reconciliations:* | | | | | | |
| Depreciation and amortization | | | 1,389 | | | 808 |
| Stock-based compensation | | | 193 | | | 86 |
| Gross profit | | | $ 70,902 | | | $ 42,952 |
| *Gross margin* | | | *69%* | | | *61%* |

1. Other includes revenue and cost of services from the Legacy Sema4 diagnostic testing business for both periods presented. For the three months ended June 30, 2025, Other includes revenue and cost of services from Fabric Genomics.

## Adjusted net income

| *(in $ thousands)* | Three months ended | |
|---|---|---|
| | June 30, 2025 | June 30, 2024 |
| Net income (loss) | $ 10,809 | $ (29,173) |
| *Reconciliations:* | | |
| Depreciation and amortization expense | 6,191 | 5,218 |
| Stock-based compensation expense | 7,813 | 3,108 |
| Restructuring costs | 73 | 248 |
| Change in fair value of financial liabilities | (2,181) | 4,409 |
| Other[1] | (7,722) | 14,154 |
| Adjusted net income (loss) | $ 14,983 | $ (2,036) |

1. For the three months ended June 30, 2025, represents interest expense, net, income tax expense, net, transaction costs associated with the Merger Agreement and a sales-and-use tax refund. For the three months ended June 30, 2024, represents interest expense, net, income tax benefit, net, and reserves net of insurance for a certain litigation matter.

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